Exhibit 99

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

MARCH 31, 2004

(thousands)	March 31 2004	December 31 2003	March 31 2003
	(unaudited)		(unaudited)

Assets
Current assets
Cash and cash equivalents	$46,322	$85,626	$56,554
Accounts receivable, net	666,105	626,002	594,433
Inventories	326,950	309,959	311,077
Deferred income taxes	76,677	75,820	75,276
Other current assets	69,224	52,933	62,296
Total current assets	1,185,278	1,150,340	1,099,636

Property, plant and equipment, net	773,271	736,797	694,729

Goodwill, net	907,242	797,211	734,671

Other intangible assets, net	231,325	203,859	204,438

Other assets, net	354,058	340,711	277,235

Total assets	$3,451,174	$3,228,918	$3,010,709

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$170,246	$70,203	$164,234
Accounts payable	223,880	212,287	207,303
Compensation and benefits	183,630	190,386	149,340
Income taxes	77,536	59,829	40,266
Other current liabilities	319,801	319,237	309,061
Total current liabilities	975,093	851,942	870,204

Long-term debt	620,642	604,441	569,296

Postretirement health care and pension benefits	260,287	249,906	213,133

Other liabilities	249,496	227,203	160,144

Shareholders’ equity	1,345,656	1,295,426	1,197,932

Total liabilities and shareholders’ equity	$3,451,174	$3,228,918	$3,010,709